Exhibit 99.1

                                CONSENT

           To:  D. F. King & Co., Inc., as Information Agent




                            77 Water Street
                              20th Floor
                       New York, New York 10005
                            (212) 269-5550

                                  or
                     Call Toll Free 1-800-669-5550
                          Fax (212) 809-8839

    Consents should not be delivered to any person other than the above named Information Agent. Registered holders should not tender or deliver notes at this time.

         This Solicitation is made by Baroid Corporation ("Baroid"). The Solicitation is made only to Holders of the 8% Senior Notes, due 2003 (the "Notes") of Baroid as described in the accompanying Consent Solicitation Statement/Prospectus dated ______________, 1994 (the "Solicitation Statement").
    The term "Holder" as used herein shall mean (i) any person in whose name Notes are registered, on _________________, 1994 (the "Record Date"), in the register maintained by Texas Commerce Bank National Association, as Trustee and Registrar under the Indenture (the "Trustee"), (ii) a beneficial owner who has arranged for the registered Holder to execute a Consent and deliver it either to the Information Agent by such beneficial owner's behalf or to such beneficial owner for forwarding to the Information Agent on such beneficial owner or (iii) a beneficial owner of Notes who has obtained a duly executed proxy substantially in the form set forth in this Consent which authorizes such person (or any person claiming authority by or through such other person) to execute and deliver a Consent with respect to the Notes on behalf of such registered Holder. Capitalized terms used but not defined herein have the meanings given to them in the Solicitation Statement. The terms of the Solicitation set forth in the Solicitation Statement under "The Solicitation," as well as the instructions on the reverse of this Consent are hereby incorporated herein by reference and form part of the terms and conditions of this Consent.

         BENEFICIAL OWNERS OF NOTES WHO ARE NOT REGISTERED HOLDERS AND WHO WANT TO CONSENT TO THE AMENDMENT MUST:

         (1)  INSTRUCT THE REGISTERED HOLDER OF THEIR NOTES TO
              EXECUTE A CONSENT AND DELIVER THAT CONSENT TO THE
              INFORMATION AGENT AS INDICATED, OR

         (2)  OBTAIN AN EXECUTED PROXY FROM THE REGISTERED HOLDER
              AND DELIVER THAT PROXY TOGETHER WITH THE EXECUTED
              CONSENT TO THE INFORMATION AGENT

         THE DEPOSITORY TRUST COMPANY ("DTC"), AS REGISTERED HOLDER, HAS GRANTED AUTHORITY TO DTC PARTICIPANTS HOLDING NOTES OF BAROID TO EXECUTE THE CONSENT AS IF THEY WERE A REGISTERED OWNER. SEE INSTRUCTION 3 ON THE REVERSE OF THIS CONSENT.

         By execution hereof, the undersigned acknowledges receipt of the Solicitation Statement. The undersigned hereby takes the action with respect to the Proposed Amendment described below and in the Solicitation Statement. The undersigned hereby represents and warrants that the undersigned has full power and authority to give the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by Baroid to be necessary or desirable to perfect the undersigned's Consent or evidence such power and authority.

         Please indicate by marking the appropriate box below whether you wish to vote FOR the Proposed Amendment or AGAINST the Proposed Amendment. If none of the boxes is marked, but this Consent is otherwise properly completed and signed, you will be deemed to have voted "FOR" the Proposed Amendment. Please sign your name and date below to evidence your vote on the Proposed Amendment and to evidence the appointment of the Information Agent as your agent and attorney-in-fact in connection with this Consent. The undersigned acknowledges that it must comply with the other provisions of this Consent, and complete the other information required herein, to validly consent to the Proposed Amendment.

    The Proposed Amendment would, as described more fully in the Solicitation Statement:

         (1) delete Sections 3.08, 3.09, 3.10, 3.11 and 4.02 from
         the Indenture;

         (2) amend provisions contained in Sections 3.07, 3.15, 4.01, 5.01 and 5.02; and

         (3) add a new Section 3.08 and a new Article 10 under which Dresser Industries, Inc. would guarantee the principal of and interest on the Notes.

                        FOR       AGAINST
                         ____       ____

         The undersigned hereby irrevocably constitutes and appoints the Information Agent its agent and attorney-in-fact (with full knowledge that the Information Agent also acts as the agent of Baroid) with respect to the Consent given hereby with full power of substitution to deliver this Consent to Baroid or the Trustee. The Power of Attorney granted in this paragraph shall be deemed irrevocable from and after the Effective Time and coupled with an interest.

         The undersigned understands that Consents delivered pursuant to any of the procedures described under "Consent Procedures" in the Solicitation Statement and in the instructions hereto will constitute a binding agreement between the undersigned and Baroid upon the terms and subject to the conditions of the Solicitation.

         All authority conferred or agreed to be conferred by this Consent shall survive the death, incapacity, dissolution or liquidation of the undersigned and every obligation of the undersigned under this Consent shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

         Unless otherwise specified in the table below, this Consent relates to the total principal amount of Notes held of record by the undersigned. The undersigned has listed on the table below the serial numbers and principal amount of Notes for which this Consent is given. If the space provided below is inadequate, list all such information on a separate signed schedule and affix the schedule to this Consent.

                  PLEASE COMPLETE THE FOLLOWING TABLE



                                                        Principal
                                                       Amount With
                                                       Respect to
                                                          Which
                                                        Consents
                                                        Are Given
                                                        (complete
                                                          only
         Name(s) and                                   if Consents
        Address(es) of        Serial                    Relate to
    Registered Holder(s),   Number(s)*                    Less
       or Name and DTC      if held in    Aggregate    than Entire
      Participant Number    certificat    Principal     Aggregate
      (if party holds as    ed            Amount of     Principal
       DTC Participant)        form)      Note(s)**     Amount)**

    __________________      __________   $_________   $___________

    __________________      __________   __________   ____________

    __________________      __________   __________   ____________

    __________________      __________   __________   ____________

    __________________      __________   __________   ____________
    Total Principal
    Amount Consenting       __________   $_________   $___________

    __________________
        * Need not be completed by Holders whose Notes are held of record by depositories.
       ** Unless otherwise indicated in the column labeled "Principal Amount With Respect to Which Consents Are Given," the registered Holder will be deemed to have consented in respect of the entire aggregate principal amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount of Note(s)."

         THE UNDERSIGNED AUTHORIZES THE INFORMATION AGENT TO
    DELIVER THIS CONSENT AND ANY PROXY DELIVERED IN CONNECTION
    HEREWITH TO BAROID AND THE TRUSTEE AS EVIDENCE OF THE
    UNDERSIGNED'S CONSENT TO THE PROPOSED AMENDMENT.

    SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY
                                              INSTRUCTIONS
         To be completed ONLY if
    the check for the Consent              To be completed ONLY if
    Payment is to be issued in        the check for the Consent
    the name of someone OTHER         Payment is to be sent to an
    than the registered               address OTHER than the
    Holder(s) of the Notes.           address of the registered
                                      Holder or, if the box
    Issue Check to:                   immediately to the left is
                                      filled in, OTHER than the
    Name:                             address appearing therein.
    ____________________________
         (Please Print)               Deliver check to:

    Address:
    _________________________         Name:
                                      ____________________________
    _________________________                (Please Print)

    _________________________         Address:
         (Include Zip Code)           ____________________________

    _________________________         ____________________________
    (Tax Identification or
    Social Security Number)           ____________________________
                                           (Include Zip Code)

                      IMPORTANT -- READ CAREFULLY

         Registered Holder(s) must execute this Consent exactly as their name(s) appear(s) on the Notes. Authorized DTC Participant(s) must execute this Consent exactly as their name(s) appear(s) on DTC Listing. If Notes to which this Consent relates are held of record by two or more joint registered Holders, all such Holders must sign this Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Baroid of such person's authority so to act.
                               SIGN HERE

    _____________________________________________________________

    _____________________________________________________________
              Signature(s) of Owner(s)


    Dated:
    ______________________________________________________________

    Name(s):
    ______________________________________________________________


    ______________________________________________________________
                             (Please Print)


    Capacity:
    ______________________________________________________________

    Address:
    ______________________________________________________________
                        (Include Zip Code)


    Area Code and Telephone No. (   )_____________________________


    Tax Identification or Social Security No. ____________________

                       IMPORTANT TAX INFORMATION

         Under current Federal income tax law, a Holder who receives a Consent Payment from Baroid as consideration for such Holder's Accepted Consent (as defined below) may be required by law to provide Baroid with his or her correct taxpayer identification number (e.g., social security number or employer identification number) on Substitute Form W-9. If Baroid is not provided with the correct taxpayer identification number by such Holder, that Holder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). In addition, delivery to such Holder of the Consent Payment may be subject to backup withholding.

         Exempt Holders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

         If backup withholding applies, Baroid is required to withhold 31 percent of any Consent Payment made to such Holder. Backup withholding is not additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

    Purpose of Substitute Form W-9

         To prevent backup withholding, the Holder should notify Baroid of his or her correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Holder is awaiting a taxpayer identification number) and that (1) the Holder has not been notified by the IRS that he or she is subject to backup withholding as a result of failure to report all interest or dividends, or (2) the IRS has notified the Holder that he or she is no longer subject to backup withholding.

    What Number to Report

         The Holder is required to give Baroid the social security number or employer identification number of the record owner of the Notes.

                   PAYER'S NAME:  Baroid Corporation






    SUBSTITUTE        Part 1--Please provide your   Social Security No.
                      TIN in the box at the right   OR _______________
    Form W-9          and certify by signing and    Employer
                      dating below.                 Identification
                                                    Number

    Department of     Part 2--Please check the box at the right  _____
    the Treasury      if you have applied for, and are awaiting receipt
    Internal          of, your TIN
    Revenue Service
                      Certification--under penalties of perjury, I certify
                      that:
                      (1)  The number shown on this form is my correct
                           Taxpayer Identification Number (or I am waiting
                           for a number to be issued to me), and
                      (2)  I am not subject to backup withholding either
                           because I have not been notified by the IRS
                           that I am subject to backup withholding as a
                           result of a failure to report all interest or
    Payer's                dividends, or the IRS has notified me that I am
    Request for            no longer subject to backup withholding.
    Taxpayer
    Identification
    No.
                      Certification instructions--You must cross out item
                      (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

         SIGNATURE __________________________DATE_________________

    NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN
    BACKUP WITHHOLDING OF 31% OF ANY CONSENT PAYMENT MADE TO YOU.
      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
             THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.

        CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either
    (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

    _____________________________ ______________________
                Signature               Date

                       INSTRUCTIONS FOR HOLDERS
       FORMING PART OF THE TERMS AND CONDITIONS OF THIS CONSENT

         1. Delivery of this Consent. Subject to the terms and conditions of the Solicitation, a properly completed and duly executed copy of this Consent, a proxy (if applicable) substantially in the form set forth in this Consent and any other documents required by this Consent must be received by the Information Agent at its address or facsimile number (faxes should be confirmed by physical delivery) set forth on the face of this Consent prior to 5:00 P.M., New York time, on ____________________, 1994, unless extended (the "Expiration
    Date"). The method of delivery of this Consent and all other required documents to the Information Agent is at the election and risk of the Holder and, except as otherwise provided below, delivery will be deemed made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. Beneficial owners whose Notes are registered in someone else's name (for example, in the name of The Depository Trust Company ("DTC") or the owner's stockbroker) should ensure that the Consent is forwarded to the Information Agent on a timely basis. NO CONSENT SHOULD BE SENT TO ANY PERSON OTHER THAN THE INFORMATION AGENT.

         2. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents with respect to the Notes will be resolved in the first instance by Baroid, whose determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. Baroid reserves the absolute right to reject any and all Consents that are not in proper form or the acceptance of which could, in the opinion of Baroid or its counsel, be unlawful. Baroid also reserves the right, subject to such final review as the Trustee prescribes for proof of execution and ownership, to waive any defects or irregularities as to particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as Baroid determines. None of Baroid, any of its affiliates, the Information Agent, the Solicitation Agent, the Trustee or any other person shall be under any duty to give any notification of such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of such Consents will not be deemed to be made until such irregularities or defects have been cured or waived. Baroid's interpretation of the terms and conditions of the Solicitation shall be conclusive and binding.

         3. Holders Entitled to Consent. Only a registered Holder (or his or her representative or attorney-in-fact acting pursuant to a valid proxy) on the Record Date or a beneficial owner who has complied with the procedures set forth in the next sentence may deliver a Consent. A beneficial owner of a Note who is not the registered Holder of such Note (e.g., a beneficial owner whose Notes are registered in the name of a nominee such as a brokerage firm) must (i) arrange for the registered Holder to execute a Consent and deliver it either to the Information Agent on such beneficial owner's behalf or to such beneficial owner for forwarding to the Information Agent by such beneficial owner or (ii) obtain a proxy from the registered Holder authorizing the beneficial owner to execute and deliver a Consent with respect to the Notes on behalf of such registered Holder. A Consent by a registered Holder is a continuing consent notwithstanding that registered ownership of a Note is transferred after the date of this Consent unless the registered Holder on the Record Date revokes such Consent prior to execution of the Supplemental Indenture (the "Effective Time"). Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the participant in DTC (a "DTC Participant") through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly, as if such beneficial owner were a registered holder, a Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution. For purposes of the Solicitation Statement and this Consent, the term "record holder" or "registered holder" shall be deemed to include DTC Participants.

         4. Signatures on this Consent; Proxies. If this Consent is signed by the registered Holder(s) of the Notes with respect to which this Consent is given, the signature(s) must correspond with the name(s) as contained on the books of the note register maintained by the Trustee, without any alteration or change whatsoever.

         If any of the Notes with respect to which this Consent is given hereby are owned of record by two or more joint owners, all such owners must sign this Consent. If any Notes with respect to which this Consent is given are held in different names, it will be necessary to complete, sign and submit as many separate copies of this Consent and any necessary accompanying documents as there are names in which Notes are held.

         If this Consent is signed by a person other than the registered Holder, this Consent must be accompanied by a duly executed proxy substantially in the form set forth in this Consent from the registered Holder.

         If this Consent or any proxies are signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and evidence satisfactory to Baroid of their authority so to act must be submitted with this Consent.

         5. Consent Payment Instructions. Upon the terms and subject to the conditions set forth in this Consent and in the Solicitation Statement, Baroid agrees to make a Consent Payment to each registered Holder as of the Record Date who delivers to Baroid an Accepted Consent (as defined below) to the adoption of the Proposed Amendment. The Consent Payment will be made at the rate of $1.00 for each $1,000 principal amount of Notes as to which an Accepted Consent is delivered. The Solicitation will end on the Expiration Date. The Consent Payment will be made only (a) to registered Holders as of the Record Date with respect to whose Consents are received prior to the Expiration Date, (b) in the event that the registered Holders of at least a majority in aggregate principal amount of the Notes outstanding and not owned by Baroid or any of its Affiliates deliver Accepted Consents prior to the Expiration Date, and (c) in the event that the Supplemental Indenture is executed thereby effecting the Proposed Amendment. Baroid reserves the right, in its sole discretion, to extend the Expiration Date and to terminate the Solicitation. Registered Holders whose Consents are not received prior to the Expiration Date will NOT be entitled to a Consent Payment. NOTWITHSTANDING ANY SUBSEQUENT TRANSFER OF NOTES, ONLY PERSONS WHO ARE HOLDERS OF RECORD OF NOTES AS OF THE RECORD DATE AND WHO DELIVER AN ACCEPTED CONSENT BY THE EXPIRATION DATE WILL RECEIVE A CONSENT PAYMENT. The method of delivery of all documents, including fully executed Consent forms, is at the election and risk of the Holder. An "Accepted Consent" is a properly completed and executed Consent that is (a) timely received by the Information Agent and not thereafter revoked as provided below and in the Solicitation Statement and (b) accepted by Baroid in accordance with the terms and subject to the conditions set forth in this Consent and in the Solicitation Statement. Consent Payments will be made promptly after the satisfaction of all conditions thereto. Please indicate on the face of this Consent to whom such payment should be made.

         6. Revocation of Consent. Notwithstanding a subsequent transfer of Notes, Consents may be revoked prior to the Effective Time only by the Holder who submits a Consent. Any such person may revoke such Consent by delivering written notice of such revocation to the Information Agent at any time prior to the Effective Time. Thereafter, Consents will no longer be revocable. To be valid, any such notice of revocation must indicate the serial number or numbers of the Notes to which it relates and the aggregate principal amount represented by such Notes and must be signed by the registered Holder(s) in the same manner as the original Consent.

         7. Waiver of Conditions. Baroid reserves the absolute right to amend, waive or modify the terms of the Solicitation and the Proposed Amendment, as more fully described in the Solicitation Statement.

         8. Requests for Assistance or Additional Copies. Questions relating to this Consent or the terms and conditions of the Solicitation may be directed to the Solicitation Agent, whose address and telephone number are set forth on the back page of the Solicitation Statement, or to your broker, dealer, commercial bank or trust company. Questions regarding the instructions for completion of the Consent and for additional copies of the Solicitation Statement and this form of Consent may be directed to the Information Agent, whose address and telephone number are set forth on the face of this Consent.

            FORM OF PROXY WITH RESPECT TO THE SOLICITATION

         The undersigned hereby irrevocably appoints
    *_______________________ as attorney and proxy of the
    undersigned, with full power of substitution, to execute and deliver the Consent on which this form of proxy is set forth with respect to the 8% Senior Notes, due 2003 (the "Notes") of Baroid Corporation in accordance with the terms of the Solicitation described in the Consent Solicitation Statement/Prospectus dated __________, 1994, with all the power the undersigned would possess if consenting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON ____________, 1994. The aggregate principal amount of (and other information regarding) Notes as to which this Proxy given is set forth below.

     Aggregate Principal Amount of         Serial Number(s)
                Note(s)             (if held in certificate form)

    ______________________________ ______________________________

    ______________________________ ______________________________

    ______________________________ ______________________________

    ______________________________ ______________________________

    If the Notes are owned by two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly
    authorized officer sign, stating title.    If a signer is a
    partnership, please sign in partnership name by a duly authorized person.



                             Signature:  _________________________


                             Name:  ______________________________

                             Title:  _____________________________

                             Dated:  _____________________________

                             Signature:  _________________________


                             Name:  _____________________________

                             Title:  ____________________________

                             Dated: _____________________________